UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2014

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously reported, on October 2, 2014, Malibu Boats, Inc. (the “Company”) and its indirect subsidiary, Malibu Australian Acquisition Corp. (the “Acquisition Sub”), entered into an agreement to acquire all of the outstanding shares of Malibu Boats Pty Ltd. (the “Licensee”), the Company’s licensee in Australia, from Xavier Stuart West (“West”), pursuant to a Share Sale Agreement, dated as of October 2, 2014 (the “Sale Agreement”), by and among the Company, Acquisition Sub, West and the Licensee (the “Acquisition”). The Licensee has been the Company’s exclusive licensee in Australia since 1995, and had the exclusive right to manufacture and distribute Malibu and Axis products and spare parts in Australia and New Zealand.
On October 23, 2014, the Company completed its acquisition of Malibu Boats Pty Ltd. and paid a purchase price of $16.2 million, consisting of $13.3 million in cash and 170,889 shares of the Company's Class A Common Stock, par value $0.01 per share, based on the average closing price of shares of the Class A Common Stock for the 20 trading days immediately prior to, but not including, the closing date of the acquisition (the “Scrip Consideration”). During a two year period following the closing of the Acquisition, West may not transfer or dispose of 71.43% of the Scrip Consideration. Any transfers or disposals of any portion of the Scrip Consideration is subject to applicable U.S. securities law. The purchase price was determined as a result of an arms’ length negotiation among the parties.
As previously disclosed, the Company funded the cash portion of the purchase price for the Acquisition with additional borrowings under its revolving credit facility.
The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2014 and is incorporated herein by reference. Certain schedules and annexures to the Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or annexure upon request.
Item 3.02. Unregistered Sales of Equity Securities.
On October 23, 2014, in connection with the completion of the Acquisition, the Company issued 170,889 shares of Class A Common Stock to West comprising the Scrip Consideration described under Item 2.01 above. The issuance of Class A Common Stock in the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Regulation S and Section 4(a)(2) of the Securities Act.
The information set forth above under Item 2.01 is hereby incorporated by reference in its entirety in this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.
(b)    Pro Forma Financial Information.
In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.
(d)    Exhibits.
The following exhibits are being filed as part of this report:

Exhibit No.	Description

2.1
Share Sale Agreement, dated October 2, 2014 among Malibu Australian Acquisition Corp., Malibu Boats, Inc., Xavier Stuart West and Malibu Boats Pty Ltd. (incorporated herein by reference to Exhibit 2.1 to Malibu Boats, Inc.’s Current Report on Form 8-K filed on October 3, 2014).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

		By:	/s/ Jack Springer
Date:	October 29, 2014		Jack Springer
Chief Executive Officer